Calculation of Filing Fee Tables
S-8
Prime Medicine, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, 0.00001 par value per share	Other	9,025,700	$ 4.00	$ 36,102,800.00	0.0001381	$ 4,985.80
Total Offering Amounts:						$ 36,102,800.00		$ 4,985.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,985.80
Offering Note
[1]	1a. Pursuant to Rule 416(a) under Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall be deemed to cover any additional shares of common stock, $0.00001 par value per share ("Common Stock"), of Prime Medicine, Inc. (the "Registrant") which become issuable under the Registrant's 2022 Stock Option and Incentive Plan (the "2022 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. 1b. Price per unit and price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices reported for Common Stock on the Nasdaq Global Markets on February 25, 2026. 1c.Amount Registered represents shares of Common Stock that were added to the shares authorized for issuance under the 2022 Plan, effective January 1, 2026 pursuant to an "evergreen" provision contained in the 2022 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2022 Plan on January 1 of each year.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A